Exhibit (a)(5)(F)

FLY LEASING DECEMBER 2015

PAGE 1 DISCLAIMERS Forward-Looking Statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for FLY’s future business and financial performance and the planned tender offer and repurchase program. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks. Further information on the factors and risks that may affect FLY’s business is included in filings FLY makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 20-F and its Reports on Form 6-K. FLY expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in its views or expectations, or otherwise. Information Regarding the Tender Offer The discussion of the tender offer in this presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any FLY shares. The tender offer is made solely by an Offer to Purchase and the related Letter of Transmittal, each dated November 17, 2015, as they may be amended or supplemented. Shareholders and investors are urged to read the Tender Offer Statement on Schedule TO, filed by FLY with the Securities and Exchange Commission (the “SEC”) on November 17, 2015 in connection with the tender offer including the Offer to Purchase, the related Letter of Transmittal and other offer materials and exhibits thereto, as well as any amendments or supplements to the Schedule TO, which contain important information. Investors may obtain these documents for free from the SEC at its website (www.sec.gov) or from the information agent engaged by FLY in connection with the tender offer.

PAGE 2 Buying Younger Aircraft $628m acquired in 2015 YTD 77 aircraft – $2.5b Book Value1 Leased to 42 airlines in 26 countries1 Decreasing Costs Cost of debt and SG&A as a % of revenues has declined Managed by Industry Leader BBAM manages 400+ aircraft, established in 1989 Insider Ownership is Growing Own $45m and announced intent to buy $10m more 6.8 Year Average Age1,2 6.1 years average remaining lease term1,2 FLY AT A GLANCE Aggressive Share Repurchases $100m share repurchase plan replacing dividend Selling Older Aircraft Selling 57 older, less profitable aircraft to improve ROE1 Note: Fleet metrics as of September 30, 2015. (1)Reflects the sale of 18 aircraft completed as of 9/30/2015 and, on a pro forma basis, the sale of 39 additional aircraft contracted to be sold as if such sales had been consummated as of September 30, 2015. (2)Weighted by net book value as of September 30, 2015.

PAGE 3 (1)Reflects the sale of 18 aircraft completed as of 9/30/2015 and, on a pro forma basis, the sale of 39 additional aircraft contracted to be sold as if such sales had been consummated as of September 30, 2015. (2)All Next Generation except for one B737-300 freighter. (3)As of September 30, 2015. PRO FORMA1 Aircraft Type # of Aircraft % of NBV3 A320 Family 27 26% A330 3 10% A340 3 6% B737 Family2 38 46% B757/767/777F 5 9% B787 1 3% Total 77 100% ATTRACTIVE PORTFOLIO

PAGE 4 Improving ROE Aggressively Repurchasing Shares Reducing SG&A Actively Managing Liabilities Reinvesting in Higher Yielding Assets Selling Under-Performing Assets DRIVERS OF IMPROVING ROE Selling 57 aircraft – average age of 13 years Lowered cost of secured debt by 32 basis points in 12 months through Q3 2015 Reduced Adjusted SG&A by 19% in 12 months through Q3 20153 Acquired 32 aircraft for $1.6b with average age of two years since January 20141,2 (1)Weighted by net book value. (2)As of November 30, 2015. (3)Adjusted SG&A is a non-GAAP measure. See Appendix. Recently announced $100m share repurchase program

PAGE 5 SHARE REPURCHASES ARE ACCRETIVE Pro Forma EPS1 Pro Forma Book Value / Share1 $16.95 $17.81 Q3 2015 Book Value / Share Q3 2015 Pro forma for $100m Share Repurchase 5% $0.47 $0.58 Q3 2015 Actual Q3 2015 Pro forma for $100m Share Repurchase 23% (1)See FLY’s Q3 earnings presentation on its website for additional information on the calculations.

PAGE 6 Q3 2014 Q3 2015 Pro Forma Average Fleet Age1 Average Remaining Lease Term1 Q3 2014 Q3 2015 Pro Forma (1)Weighted by net book value of flight equipment held for operating lease, net. (2)Reflects the sale of 18 aircraft completed as of 9/30/2015 and, on a pro forma basis, the sale of 39 additional aircraft contracted to be sold as if such sales had been consummated as of September 30, 2015. 2 ENHANCING PORTFOLIO METRICS 7.0 yrs 6.8 yrs 5.9 yrs 6.1 yrs 8.2 yrs 4.9 yrs 2